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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  WICKES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             [LOGO OF WICKS, INC.]

                           706 NORTH DEERPATH DRIVE
                         VERNON HILLS, ILLINOIS 60061

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 April 26, 2001
To Our Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of Wickes Inc. to be held on Wednesday, May 23, 2001, at 10:00 a.m., Central Daylight Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois.

   The meeting will be held for the following purposes:

  (1) To elect three members of the Board of Directors for three-year terms and until their successors have been elected and qualified.

  (2) To approve the appointment of Deloitte & Touche LLP as independent auditors for the Company.

  (3) To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 6, 2001, will be entitled to vote at the Annual Meeting.

   Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

   The Board of Directors recommends a vote FOR each nominee and each proposal.

   We hope you will plan to attend the meeting.

                                          Sincerely yours,

[SIGNATURE OF J. STEVEN WILSON]

                                          J. Steven Wilson,
                                          Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

                            Page
                          ---------
General Information.....          1

Securities Outstanding
 and Voting.............          1

Principal Security
 Holders and Security
 Ownership of
 Management.............          2

Election of Directors...          4

Board of Directors'
 Meetings and
 Compensation...........          5

Management..............          7

Report of the
 Compensation and
 Benefits Committee.....          7

Executive Compensation..          9

Certain Relationships
 and Related
 Transactions...........         14

Compliance with Section
 16(a) of the Securities
 Exchange Act of 1934...         14

Audit Committee Report..         15

Comparison of Cumulative
 Total Return...........         16

Independent Public
 Accountants............         16

Approval of Auditors....         18

Other Matters...........         18

Stockholder Proposals...         18

Form 10-K...............         18

Expenses of
 Solicitation...........         18

Audit Committee Charter.  Exhibit A

                                  WICKES INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished to stockholders of Wickes Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held on Wednesday, May 23, 2001, at 10:00 a.m., Central Daylight Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to stockholders on or about April 26, 2001.

   The Board of Directors of the Company is soliciting Proxies so that each stockholder is given an opportunity to vote. These Proxies enable stockholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the stockholders' directions. Stockolders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposals to ratify the appointment of auditors. Each Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

   If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

   Votes cast by proxy or in person at the Meeting, which will be tabulated by inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

   The Proxy Committee is composed of J. Steven Wilson, Chairman and Chief Executive Officer of the Company, and James A. Hopwood, Vice President-- Finance and Treasurer of the Company, who will vote all shares represented by Proxies.

   The principal executive offices of the Company are located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061.

                       SECURITIES OUTSTANDING AND VOTING

   Only holders of shares of the Company's common stock, par value $.01 per share ("Wickes Common Stock"), of record at the close of business on April 6, 2001, will be entitled to vote at the Meeting. On that date, 8,275,895 shares of Wickes Common Stock were outstanding.

   Each share of Wickes Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

        PRINCIPAL SECURITY HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

   The following table contains information as of March 31, 2001, concerning beneficial ownership of Wickes Common Stock by persons known by the Company to own beneficially more than five percent of Wickes Common Stock and by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation" and (iii) all executive officers and directors of the Company as a group.

   The following table also contains information as of March 31, 2001, concerning beneficial ownership by such persons of common stock, par value $.10 per share ("Riverside Common Stock"), of Riverside Group, Inc. ("Riverside"). Riverside may be deemed the parent of the Company.

                         Amount and Nature of          Amount and Nature of
                         Beneficial Ownership          Beneficial Ownership
Name and Address              of Wickes          % of      of Riverside     % of
of Beneficial Owner        Common Stock (1)      Class   Common Stock (1)   Class
-------------------      --------------------    ----- -------------------- -----
5% Stockholders:
Riverside Group, Inc....      2,871,243(2)       34.7             --         --
 7800 Belfort Parkway
 Jacksonville, Florida
 32256

J. Steven Wilson........      3,091,243(2)(3)    36.4       2,723,696(4)    57.1
 7800 Belfort Parkway
 Jacksonville, Florida
 32256

Stone Investments,
 Inc./Imagine
 Investments, Inc.......      1,082,000(5)(6)    13.1         785,173(7)    16.5
 8150 North Central
 Expressway,
 Suite 1901
 Dallas, Texas 75206

Harry T. Carneal........      1,082,000(6)(8)    13.1         785,173(8)    16.5
 8150 North Central
 Expressway
 Suite 1901
 Dallas, Texas 75206

Robert T. Shaw..........        990,000(6)(9)    12.0         785,173(9)    16.5
 4211 Norbourne Blvd.
 Louisville, Kentucky
 40207

Wellington Management
 Company, LLP...........        465,000           5.6             --         --
 75 State Street
 Boston, Massachusetts
 02109

Willow Creek Capital
 Management.............        420,900           5.1             --         --
 17 E. Sir Francis Drake
 Boulevard
 Suite 100
 Larkspur, California
 94939

Dimensional Fund
 Advisors, Inc..........        476,000           5.8             --         --
 1299 Ocean Avenue
 Santa Monica,
 California 90401

Ironwood Capital
 Management.............        443,408           5.4             --         --
 21 Custom House Street
 Suite 240
 Boston, MA 02109
Other Directors and
 Named Executive
 Officers:
Albert Ernest, Jr.......         44,552(10)         *             --         --
William H. Luers........         28,038(11)         *             --         --
Robert E. Mulcahy III...         11,294(10)         *             --         --
Frederick H. Schultz....        324,127(10)(12)   3.9         283,524(13)    5.9
Claudia B. Slacik.......         36,933(10)         *             --         --

                          Amount and Nature of       Amount and Nature of
                          Beneficial Ownership       Beneficial Ownership
Name and Address               of Wickes       % of      of Riverside     % of
of Beneficial Owner         Common Stock (1)   Class   Common Stock (1)   Class
-------------------       -------------------- ----- -------------------- -----
David T. Krawczyk........        145,794(14)    1.7             --         --
George C. Finkenstaedt...         55,489(15)      *             --         --
Jimmie J. Frank..........         33,187(16)      *             --         --
James A. Hopwood.........         15,497(17)      *             --         --
All directors and
 executive officers as a
 group
 (12 persons)............      5,071,408(18)   57.8       3,792,393       79.6

--------
    *Less than 1.0%
 (1) Unless otherwise noted, the owner has sole voting and dispositive power.
 (2) Essentially all of the shares of Wickes Common Stock owned by Riverside are directly or indirectly pledged to secure indebtedness of Riverside. See Note (6). Mr. Wilson is the Chairman, President and Chief Executive Officer and controlling shareholder of Riverside and disclaims beneficial ownership of the Wickes Common Stock owned by Riverside in excess of his pecuniary interest in Riverside. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates. A default under any of the secured indebtedness of Riverside or Mr. Wilson could result in a change of control of the Company.
 (3) Includes 220,000 shares subject to employee stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter.
 (4) Includes 2,543,553 shares held by a corporation controlled by Mr. Wilson. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates. A default under this indebtedness could result in a change of control of the Company.
 (5) Imagine Investments, Inc. ("Imagine") is a wholly-owned subsidiary of Stone Investments, Inc., which is a wholly-owned subsidiary of Stone Capital, Inc., which is a wholly-owned subsidiary of Stone Holdings, Inc., which is owned by entities controlled by James M. Fail. The 1,082,000 shares includes 467,000 shares owned by Stone Investments, Inc., 185,150 shares owned by Imagine and the 429,850 shares subject to the transaction described in Note (6). On April 6, 2001, Imagine sold an additional 171,850 shares pursuant to the transaction described in Note
     (6).
 (6) On or about March 20, 2001, Imagine acquired certain promissory notes executed by Riverside in return for the payment of cash to the holders (the "Holders") of said notes, including Mr. Schultz, and the transfer to the Holders of an aggregate of 429,850 shares (including 171,940 shares to Mr. Schultz) of the Company owned by Imagine. These promissory notes evidence a portion of the secured indebtedness of Riverside referred to in Note (2). The transferred shares are being held in escrow through late December of 2001. Imagine has the right, at any time prior to the termination of said escrow, to repurchase the shares at a predetermined price. In addition, at the termination of the escrow, the Holders may require Imagine to repurchase the Shares for the same predetermined price. Stone Holdings, Inc., has guaranteed Imagine's obligation to repurchase the Shares. During the term of the escrow, Imagine has the right to vote the Shares.
 (7) Includes 785,173 shares presently acquirable by Imagine pursuant to an option from Mr. Wilson and a corporation controlled by Mr. Wilson.
 (8) Includes shares beneficially owned by Stone Investments, Inc. and Imagine, of which Mr. Carneal is a director and executive officer. See Note (6). Mr. Carneal is also an executive officer and director of Stone Investments, Inc. and Stone Holdings, Inc.
 (9) Includes 615,000 shares beneficially owned by Imagine, of which Mr. Shaw is President. See Note (6).
(10) Includes 10,669 shares subject to director stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter.

(11) Includes 8,669 shares subject to director stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter.
(12) Includes 5,027 shares owned for the benefit of Mr. Schultz's grandchild and 171,940 shares acquired from Imagine in the transaction described in Note (6) above.
(13) Includes 42,500 shares held by Mr. Schultz's spouse.
(14) Includes 131,667 shares subject to employee stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter.
(15) Includes 50,834 shares subject to employee stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter and 3,888 shares allocated to Mr. Finkenstaedt's account in the Company's 401(k) plan.
(16) Includes 32,501 shares subject to employee stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter and 686 shares allocated to Mr. Frank's account in the Company's 401(k) plan.
(17) Includes 14,767 shares subject to employee stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter and 730 shares allocated to Mr. Hopwood's account in the Company's 401(k) plan.
(18) Includes 501,114 shares subject to options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter.

                             ELECTION OF DIRECTORS

   In accordance with the Bylaws of the Company, the Company's Board of Directors has provided for a Board of Directors of eight members, divided into three classes. The directors of each class are to be elected at the annual meeting of stockholders held in the year in which the term for such class expires and serve thereafter for three years. The term of office for directors in Class I expires in 2003. The term of office for directors in Class II expires at the meeting and that for Class III directors in 2002.

   Unless authority is withheld, the Proxy Committee will vote for the election of the three nominees named below as directors of the Company. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than three persons. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

   The following table gives the names of the nominees for election to the Board of Directors, their ages and the years they first became directors.

                                                                   Year First
      Name                                                   Age Became Director
      ----                                                   --- ---------------
      Albert Ernest, Jr.....................................  70      1993

      William H. Luers......................................  71      1995

      Claudia B. Slacik.....................................  44      1992


   Mr. Ernest has been a director of the Company since September 1993. Mr. Ernest currently is the president of Albert Ernest Enterprises, an investment firm. From 1971 through 1991, Mr. Ernest was associated with Barnett Bank of Jacksonville, N.A. and Barnett Banks, Inc. ("BBI"), serving as Vice Chairman and a director of BBI from 1982 to 1988 and President and Chief Operating Officer and a director of BBI from 1988 to 1991. He is also a director of FRP Properties, Inc., Florida Rock Industries, Inc., Regency Realty Corporation and Stein Mart, Inc.

   Mr. Luers has been a director of the Company since June 1995. Since February 1, 1999 Mr. Luers has been president and chairman of the United Nations Association of the United States of America, a not-for-profit organization. From 1986 to February 1999, Mr. Luers was president of The Metropolitan Museum of Art. Mr. Luers served in the United States Foreign Service from 1957 to 1986 and was Ambassador to Czechoslovakia from 1983 to 1986 and Ambassador to Venezuela from 1978 to 1982. Mr. Luers is also a director of IDEX Corporation and several Scudder Kemper international and domestic mutual funds.

   Ms. Slacik has been a director of the Company since June 1992. For more than the past six years, Ms. Slacik has held senior positions with Citigroup Inc., including, most recently, Managing Director.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

   The following table presents information with respect to the members of the Board of Directors whose terms do not expire at the Meeting:

                                                                        Director
      Name                                     Age      Positions        Since
      ----                                     ---      ---------       --------
      J. Steven Wilson........................  57 Director (Class I)     1991

      Harry T. Carneal........................  48 Director (Class III)   1998

      Robert E. Mulcahy III...................  64 Director (Class III)   1988

      Frederick H. Schultz....................  72 Director (Class III)   1993
      Robert T. Shaw..........................  66 Director (Class I)     1998

   Mr. Wilson has been Chief Executive Officer and a director of the Company since November 1991 and Chairman since August 1993. Mr. Wilson also assumed the duties of President from July 1996 to May 1997. For more than the past six years, Mr. Wilson has been Chairman, President and Chief Executive Officer of Riverside. Mr. Wilson is also a director of Riverside and First Industrial Realty Trust, Inc.

   Mr. Carneal has been president and a director of Stone Capital, Inc. and an executive officer and director of its parent and subsidiary corporations, including Imagine, for more than the past seven years. Stone Capital, Inc. is a privately-held investment company.

   Mr. Mulcahy has been a director of the Company since April 1988. Since April 15, 1998, Mr. Mulcahy has been Director of Athletics of Rutgers University. For more than six years prior to that time, Mr. Mulcahy was President and Chief Executive Officer of New Jersey Sports & Exposition Authority, a racing, sports and entertainment enterprise. He is also a director of First Morris Bank and Trust.

   Mr. Schultz has been a director of the Company since September 1993. Mr. Schultz is a private investor. From 1979 to 1982, Mr. Schultz served as Vice Chairman of the Board of Governors of the Federal Reserve System.

   Mr. Shaw has been president and a director of Imagine for approximately three years and president and a director of Florida/Dallas Holding Corporation since 1997. For more than the past six years, Mr. Shaw has served as president, treasurer and a director of consolidated National Corporation and several of its subsidiaries.

                 BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

   The Board of Directors met five times in 2000; all directors attended more than 75% percent of all meetings of the Board of Directors and the committees on which they served except Mr. Shaw who attended 60% of the meetings.

   The Company has standing Audit, Compensation and Benefits, and Related Party Committees. The members of the Audit Committee are Messrs. Schultz (chair) and Ernest and Ms. Slacik. The Audit Committee, which met formally four times in 2000, reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls. The members of the Compensation and Benefits Committee, which met formally two times in 2000, are Messrs. Luers (chair), Carneal and Mulcahy. The Compensation and Benefits Committee establishes and approves all elements of the compensation of the Chief Executive Officer and other senior executive officers, advises the Board with respect to compensation of the Company's directors, approves all executive compensation plans, reviews such other compensation and employee benefit plans, as it deems appropriate, performs administrative or other duties with respect to certain compensation and benefit plans and reviews the Company's management organization and development. The members of the Related Party Committee are Ms. Slacik (chair) and Messrs. Ernest, Luers and Mulcahy. The Related Party Committee reviews proposed transactions between the Company and related parties and either approves or disapproves such transactions or makes a recommendation to the full Board of Directors with respect to such transactions.

   During 2000, directors other than Messrs. Wilson, Carneal and Shaw received $35,000 per year for their services as directors. In addition, the chairs of the Audit, Compensation and Benefits and Related Party Committees received $4,000 per year, and the other members of these committees received $3,000 each per year.

   Outside directors also participate in the 1993 Director Incentive Plan. For information concerning this plan, including stock options granted during 2000 and 2001 to directors other than Messrs. Wilson, Carneal and Shaw see "Executive Compensation--Employee Plans--Director Incentive Plan."

                                  MANAGEMENT

   Set forth below is information regarding the executive officers of the
Company:

                                                                              Executive
   Name                     Age                  Position                   Officer Since
   ----                     ---                  --------                   -------------
   J. Steven Wilson........  57 Chairman and Chief Executive Officer            1991

   David T. Krawczyk.......  44 President and Chief Operating Officer           1996

   Russell J. Bonaguidi....  50 Vice President--Controller                      2000

   George C. Finkenstaedt..  49 Vice President--Merchandising                   1990

   Jimmie J. Frank.........  46 Vice President--Merchandising and Marketing     1997

   James A. Hopwood........  39 Vice President--Finance and Treasurer           1998

   For information regarding Mr. Wilson, see "Election of Directors."

   Mr. Krawczyk joined the Company in December 1996 as Senior Vice President-- Operations and was appointed President and Chief Operating Officer in May 1997. For more than five years prior to that time Mr. Krawczyk held various management positions with Grossman's, Inc., including president of its Contractor's Warehouse division ("Contractor's Warehouse") from April 1993 to December 1996.

   Mr. Bonaguidi joined the Company in March 2000 as Vice President-- Controller. From November 1998 to October 1999, Mr. Bonaguidi was associated with Morgan Stanley Dean Witter & Co. as Principal, Internal Reporting. From April 1994 to November 1998, Mr. Bonaguidi was Vice President and Controller of SPS Transaction Services, Inc., which at the time was a majority owned subsidiary of Morgan Stanley Dean Witter & Co.

   Mr. Finkenstaedt has been associated in various capacities with the Company and its predecessor since 1979. Mr. Finkenstaedt was appointed Vice President in 1990 and has held various executive positions with the Company in Operations and Merchandising.

   Mr. Frank joined the Company in January 1997 and was appointed a Vice President in April 1997. From February 1994 to January 1997, Mr. Frank was a senior merchandise manager for Contractor's Warehouse. Prior to that time, Mr. Frank was general manager of merchandising for Builder Marts of America.

   Mr. Hopwood joined the Company in January 1994 and has held management positions with responsibilities in accounting, finance, investor relations, real estate and treasury activities. Mr. Hopwood was appointed Vice President--Finance in February 1998 and appointed Treasurer in July 1998. Prior to 1994, Mr. Hopwood was associated with Goldman Sachs & Company, an investment banking firm. Mr. Hopwood was also employed by the Company and its predecessor from 1983 until 1990.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

Executive Compensation Philosophy

   The Company's compensation philosophy is to adopt compensation programs sufficient to attract and assist in retaining qualified executives. These programs consist of base salary and short-term and long-term incentives intended to provide competitive compensation for achieving good results and highly competitive compensation for achieving aggressive objectives. These programs are also intended to motivate management to increase stockholder value and to emphasize stock ownership to align the interests of management with those of stockholders.

Base Salary

   The base salary component of an executive's compensation has historically been established, based upon performance, experience and other factors, within a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to the Company (the "Industry Group"). In order to obtain a broader and more representative group for comparison purposes, the Industry Group is more extensive than the companies whose securities are included in the Peer Group Index described in "Comparison of Cumulative Total Return" below. Mr. Wilson's base salary was established in conformity with principles applicable to the Company's other executives.

Short-Term Incentives

   Short-term incentives are provided by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 2000, the incentive bonuses of Mr. Wilson and the other executive officers were solely dependent upon the Company's achieving specific performance objectives for return on capital employed and certain strategic objectives. Based upon the Company's performance relative to these objectives, Mr. Wilson, Mr. Krawczyk, and Mr. Hopwood were paid 2000 incentive bonuses equal to 114% of their respective target bonuses; Mr. Finkenstaedt's and Mr. Frank's incentive bonuses were equal to 132% of their respective target.

Long-Term Incentives

   Awards under the Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") are designed to provide additional incentives to achieve long-term corporate objectives, to promote the identity of the long-term interests of the Company's executives and stockholders and to assist in the retention of executives.

   During 2000, the Compensation and Benefits Committee awarded options for an aggregate of 64,500 shares of Wickes Common Stock to executive officers and other selected key employees, including options for 20,000 shares to Mr. Krawczyk, 10,000 shares to Mr. Finkenstaedt, 10,000 shares to Mr. Frank and 2,500 shares to Mr. Hopwood. These options have an exercise price of $7.00. The allocation of these stock options was based generally upon level of responsibility and, to a lesser extent, subjective factors.

   In addition, in February, 2001, the Committee awarded options with an exercise price of $4.50 per share for and aggregate of 70,500 shares of Wickes Common Stock to executive officers and other key employees, including options for 10,000 shares to Mr. Finkenstaedt, 10,000 shares to Mr. Frank, 2,500 shares to Mr. Hopwood, and 12,500 shares to Mr. Bonaguidi.

   Awards to executive officers are designed to provide long-term incentives comparable to those provided to the senior management of the Industry Group. The Compensation and Benefits Committee is committed to making awards that are deductible to the Company for federal income tax purposes and believes that the awards granted under the Incentive Plan will qualify for the performance-based exemption from the $1 million compensation limit under section 162(m) of the Internal Revenue Code.

                                          William H. Luers
                                          Harry T. Carneal
                                          Robert E. Mulcahy III

                            EXECUTIVE COMPENSATION

   The Summary Compensation Table below summarizes the compensation paid in the years indicated to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 30, 2000, the Company's year end.

                          Summary Compensation Table

                                                                        Long-Term
                                                                      Compensation
                                                                  ---------------------
                                 Annual Compensation (1)                 Awards
                         ---------------------------------------- ---------------------  All Other
Name and Principal            Salary   Bonus     Other Annual     Securities Underlying Compensation
Position                 Year   ($)     ($)   Compensation ($)(2)   Options/SARs (#)       ($)(3)
------------------       ---- ------- ------- ------------------- --------------------- ------------
J. Steven Wilson........ 2000 499,900 342,000       12,600                  --             10,600
 Chief Executive Officer 1999 497,300 528,000       12,300               15,000            10,600
                         1998 473,400     --        17,300               60,000            10,600

David T. Krawczyk....... 2000 495,100 285,000       42,700               20,000             9,400
 President               1999 371,300 330,000       38,400               15,000             8,000
                         1998 303,000  95,300       46,800               55,000             8,000

George C. Finkenstaedt.. 2000 223,500 128,000        3,900               10,000             6,600
 Vice President          1999 183,500 138,500        3,100                7,500             6,300
                         1998 171,700  76,000        1,500               12,500             5,700

Jimmie J. Frank......... 2000 224,900 104,000       71,600               10,000             4,300
 Vice President          1999 183,500 115,500       53,900                2,500             4,000
                         1998 167,700  85,000       75,000               12,500             2,200

James A. Hopwood........ 2000 139,800  55,900          --                 2,500             4,500
 Vice President          1999 127,800  83,200          --                 4,100             3,400
                         1998 105,600  28,100          --                10,000             2,900

--------
(1) Certain of the named executive officers received annual compensation consisting of perquisites and personal benefits, the value of which did not exceed the lesser of 10 percent of each named executive officer's annual salary and bonus or $50,000.
(2) Other Annual Compensation includes for 2000: reimbursement for taxes with respect to certain personal benefits and with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($9,200 for Mr. Wilson, $4,800 for Mr. Krawczyk, $2,400 for Mr. Frank and $3,900 for Mr. Finkenstaedt); the taxable portion of reimbursement for living, travel and personal expenses while away from home on Company business ($2,000 for Mr. Wilson, $21,200 for Mr. Krawczyk and $34,500 for Mr. Frank); and reimbursements for taxes with respect to these taxable living travel and personal expenses ($1,400 for Mr. Wilson, $16,700 for Mr. Krawczyk and $34,700 for Mr. Frank).
  Other Annual Compensation includes for 1999: reimbursement for taxes with respect to certain personal benefits and with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($8,900 for Mr. Wilson, $5,100 for Mr. Krawczyk, $1,900 for Mr. Frank and $3,100 for Mr. Finkenstaedt); the taxable portion of reimbursements for living, travel and personal expenses while away from home on Company business ($2,000 for Mr. Wilson, $18,600 for Mr. Krawczyk and $26,100 for Mr. Frank); and reimbursements for taxes with respect to these taxable living travel and personal expenses ($1,400 for Mr. Wilson, $14,600 for Mr. Krawczyk and $25,900 for Mr. Frank).
  Other Annual Compensation includes for 1998: reimbursement for taxes with respect to certain personal benefits and with respect to the taxable portion of long-term disability insurance premiums paid by the

  Company ($17,300 for Mr. Wilson, $4,700 for Mr. Krawczyk, $1,500 for Mr. Frank and $1,500 for Mr. Finkenstaedt); the taxable portion of reimbursements for living, travel and personal expenses while away from home on Company business ($25,100 for Mr. Krawczyk and $39,300 for Mr. Frank); and reimbursements for taxes with respect to these taxable living travel and personal expenses ($17,000 for Mr. Krawczyk and $34,200 for Mr. Frank).
(3) All Other Compensation includes for 2000: payment of premiums for long-term disability insurance ($10,600 for Mr. Wilson, $4,000 for Mr. Krawczyk and $2,300 for Mr. Finkenstaedt); and the Company's contribution to the executives' accounts under the Company's 401(k) plan ($4,300 for Mr. Krawczyk, $4,300 for Mr. Frank, $4,300 for Mr. Finkenstaedt and $4,500 for Mr. Hopwood), and reimbursement of $1,100 to Mr Krawczyk for certain moving expenses.
  All Other Compensation includes for 1999: payment of premiums for long-term disability insurance ($10,600 for Mr. Wilson, $4,000 for Mr. Krawczyk and $2,300 for Mr. Finkenstaedt); and the Company's contribution to the executives' accounts under the Company's 401(k) plan ($4,000 for Mr. Krawczyk, $4,000 for Mr. Frank, $4,000 for Mr. Finkenstaedt and $3,400 for Mr. Hopwood).
   All Other Compensation includes for 1998: payment of premiums for long-term disability insurance ($10,600 for Mr. Wilson, $4,000 for Mr. Krawczyk and $2,200 for Mr. Finkenstaedt); and the Company's contribution to the executives' accounts under the Company's 401(k) plan ($4,000 for Mr. Krawczyk, $2,200 for Mr. Frank, $3,500 for Mr. Finkenstaedt and $2,900 for Mr. Hopwood).

                       Option Grants in Last Fiscal Year

   The following table contains information regarding grants of options during fiscal 2000 to each of the named executive officers.

                                                                          Potential
                                                                          Realizable
                                                                       Value at Assumed
                                                                       Annual Rates of
                          Number of    % of Total                        Stock Price
                          Securities  Options/SARs Exercise              Appreciation
                          Underlying   Granted to  or base             for Option Term
                         Options/SARs Employees in  price   Expiration ----------------
Name                       Granted    Fiscal Year   ($/Sh)     Date    5% ($)  10% (%)
----                     ------------ ------------ -------- ---------- ------- --------
J. Steven Wilson........       --          --         --         --        --       --
David T. Krawczyk.......    20,000        31.0%     $7.00    2/22/10    88,000  223,500
George C. Finkenstaedt..    10,000        15.5%     $7.00    2/22/10    44,000  111,600
Jimmie J. Frank.........    10,000        15.5%     $7.00    2/22/10    44,000  111,600
James A. Hopwood........     2,500         3.9%     $7.00    2/22/10    11,000   27,900

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

   The following table contains information regarding the values of certain unexercised options to purchase shares of common stock held by the named executive officers at the end of fiscal 2000. No options were exercised by these persons in fiscal 2000.

                              Number of Securities       Value of Unexercised
                             Underlying Unexercised          In-the-Money
                           Options/SARs at FY-End (#) Options/SARs at FY-End ($)
                           -------------------------- --------------------------
Name                       Exercisable/Unexercisable  Exercisable/Unexercisable
----                       -------------------------- --------------------------
J. Steven Wilson..........      145,000/ 80,000             28,600/14,300
David T. Krawczyk.........       61,663/108,337             26,200/13,100
George C. Finkenstaedt....       30,833/ 29,167              6,000/ 3,000
Jimmie J. Frank...........        9,167/ 30,833              6,000/ 3,000
James A. Hopwood..........        9,234/  8,566              4,800/ 2,400

   Compensation And Benefits Committee Interlocks And Insider Participation

   No member of the Compensation and Benefits Committee is a current or former officer or employee of the Company or any of the Company's subsidiaries. None of the Company's executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on the Company's Board of Directors or on its Compensation and Benefits Committee.

                                Employee Plans

Director Incentive Plan

   Operation of Plan. The 1993 Director Incentive Plan was originally adopted by the Board of Directors on October 6, 1993, and approved by the Company's stockholders on October 14, 1993. The Director Incentive Plan was amended and restated by the Board of Directors on February 22, 1994, subject to the approval of the Company's stockholders, which was received on May 10, 1994.

   Under the Director Incentive Plan, any individual who serves as a member of the Company's Board of Directors can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units. A total number of 75,000 shares are reserved for issuance under the Director Incentive Plan.

   The Director Incentive Plan is administered by the Compensation and Benefits Committee of the Board of Directors which must consist of not less than two members of the Board of Directors.

   Stock Options. The Director Incentive Plan provides for the automatic grant to each director who is not an employee of the Company (other than Messrs. Carneal and Shaw) of an option to acquire 1,000 shares of Wickes Common Stock on January 1, of each year. Accordingly, options for 1,000 shares with an exercise price of $5.278 and $4.375 were issued in January 2000 and January 2001, respectively, to each of these directors. The Director Incentive Plan also provides for discretionary stock option grants on terms prescribed by the Compensation and Benefits Committee, provided that the exercise price of such options may be not less than the fair market value of Wickes Voting Common Stock on the date of grant. A discretionary grant of options for 2000 shares with an exercise price of $7.00 was made February 2000 to each of these directors.

   Election to Receive Shares in Lieu of Fees. Under the Director Incentive Plan, directors may make an annual irrevocable election to receive up to 100% of their annual retainer and committee fees, which are payable quarterly, in the form of stock. Such election must be made in writing prior to July 1 in the year prior to the year for which the election is made, and shares will be issued on January 1, April 1, July 1 and October 1 of each year. Shares so received may not be sold, assigned, transferred, pledged or otherwise encumbered while the director is serving on the Board and until the later of
(i) three months from the last date that the Director Participant served as a director of the Company and (ii) six months from the date of purchase of such Shares.

1993 Long-Term Incentive Plan

   General

   The 1993 Long-Term Incentive Plan (the "Incentive Plan") was originally adopted by the Board of Directors on October 6, 1993, and approved by the Company's stockholders on October 14, 1993. The Incentive Plan was amended and restated by the Compensation and Benefits Committee on November 30, 1994, effective upon approval of the Company's stockholders at the 1995 Annual Meeting. The Incentive Plan was further amended by the Compensation and Benefits Committee on December 11, 1996, effective upon approval of the Company's stockholders at the 1997 Annual Meeting and on February 16, 1998, effective upon approval of the Company's stockholders at the 1998 Meeting.

   Operation of the Plan

   The Incentive Plan consists of two separate sub-plans, the "Wickes Inc. Non-Director Employee Incentive Sub-Plan" (the "Non-Director Sub-Plan") and the "Wickes Inc. Employee-Director Incentive Sub-Plan" (the "Employee-Director Sub-Plan"), each of which is administered by the Compensation and Benefits Committee, which must continue to consist of not less than two members of the Board of Directors. The members of the Compensation and Benefits Committee are not eligible to receive Awards under the Incentive Plan. The Compensation and Benefits Committee has authority to administer the plan and to determine participants, awards and terms and conditions of awards, including, in its sole discretion, the establishment of annual financial and performance goals of the Company which will be considered in determining awards. A maximum of 50,000 shares of Wickes Common Stock may be the subject of award grants to any participant in any calendar year.

   Awards under the Non-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity (as defined in the Plan) whom the Compensation and Benefits Committee identifies as having a direct and significant effect on the performance of the Company or such Related Entity. Members of the Board of Directors of the Company are ineligible to receive Awards under the Non-Director Sub-Plan.

   Awards under the Employee-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity who serves as a member of the Board of Directors of the Company. A total of 835,000 shares are reserved for issuance under the Incentive Plan. Approximately 3,800 employees of the Company are currently eligible to participate.

   Stock Options. Under the Incentive Plan, key employees are eligible to receive "incentive stock options" ("incentive options") qualifying under
Section 422 of the Internal Revenue Code or "non-qualified options" which do not qualify under Section 422 of the Code ("non-incentive options") to purchase shares of Wickes Common Stock. Options are exercisable at such time and on such terms as the Compensation and Benefits Committee determines, except that the exercise price of any option granted may not be less than the fair market value (110% of fair market value in the case of incentive stock options granted to holders of more than 10 percent of Wickes Common Stock) per share of Wickes Common Stock on the date of grant. No incentive options may be granted after ten years from the date of adoption of the plan. Subject to certain additional limitations, no option by its terms is exercisable after the expiration of 10 years (5 years in the case of incentive stock options granted to holders of more than 10 percent of Wickes Common Stock) from the date of grant, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Compensation and Benefits Committee in its sole discretion may determine. Unless the Compensation and Benefits Committee determines otherwise, stock options are exercisable only if the holder is an officer or employee of the Company at the time of exercise (subject to certain grace periods). Stock options are not transferable, except by will and by the laws of descent and distribution. Options become exercisable as determined by the Compensation and Benefits Committee.

   Subject to certain limitations in the case of incentive options, an optionee under the Incentive Plan must pay the full option price upon exercise of an option (i) in cash, (ii) with the consent of the Compensation and Benefits Committee, by delivering shares of Wickes Common Stock already owned by such optionee (including shares to be received upon exercise of the option) and having a fair market value at least equal to the exercise price or (iii) in any combination of the foregoing. The Compensation and Benefits Committee may require the optionee to satisfy the Company's federal tax withholding obligations with respect to the exercise of options by (a) additional withholding from the optionee's salary, (b) requiring the optionee to pay in cash, (c) reducing the number of shares of Wickes Common Stock to be issued or (d) other method selected by the Compensation and Benefits Committee.

   Option Grants. For information concerning stock option grants under the Incentive Plan in 2000 and February of 2001, see "Report of the Compensation and Benefit Committee--Long-Term Incentives."

401(k) Plan

   The Company has in effect a savings and retirement plan (the "401(k) Plan"). All employees who are at least 18 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under
Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each non highly compensated eligible employee may elect to make before-tax contributions of from 2% to 15% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Highly compensated eligible employees (as defined by the Code) are limited to from 2% to 8% of his or her before-tax contributions or after-tax contributions from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. The Company currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his or her individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes Common Stock. The Company may in its discretion make a profit sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes Common Stock. Shares of Wickes Common Stock so contributed by the Company do not become subject to the investment control of the participants until the calendar year following the date of contribution.

Special Severance and Stay Incentive Bonus Plan

   On November 25, 1997, the Compensation and Benefits Committee adopted the Special Severance and Stay Incentive Bonus Plan (the "Stay Plan"). The Stay Plan was amended in February 2001 to extend the covered period through December 31, 2001. The Stay Plan was implemented in order to provide the Company with the ability to retain selected key employees during the Company's consideration and implementation of strategic and operational alternatives.

   The Stay Plan consists of two types of awards: special severance awards and stay incentive bonuses. Special severance bonuses are payable to participants whose employment is terminated by the Company during the covered period other than for cause or disability. Special severance bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Stay incentive bonuses are payable to participants who have remained a Company employee through any Group Transfer (as defined) or Change of Control (as defined). Stay incentive bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Participants may elect, in lieu of any special severance bonus or stay incentive bonus, to receive any severance benefits for which they are then otherwise eligible under any Company severance plan (other than the Stay Plan).

   At March 31, 2001, seven of the Company's current key employees have been selected by the Committee to participate in the Stay Plan. The bonus percentage of Mr. Wilson and Mr. Krawczyk under the Stay Plan is 200%, and that of Messrs. Frank, Finkenstaedt and Hopwood is 100%.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In 2000, the Company paid approximately $210,000 to an affiliate of the Company's chairman for use of a corporate aircraft and $123,000 to Riverside for costs related to services provided to the Company during 2000 by certain employees of Riverside.

   In February 1998, the Company sold its internet and utilities marketing operations to Riverside as a result of the determination made by the Company to discontinue or sell non-core operations. In consideration, the Company received Riverside's $870,000 three-year unsecured promissory note and Riverside's agreement to pay ten percent of the future net income of these operations, subject to a maximum of $429,249 plus interest. The terms of the transaction were approved by a committee of the disinterested members of the Company's Board of Directors. In March 2000, the Company extended the terms of its note receivable from Riverside Group, Inc. Under the revised terms, all previously accrued interest was paid to the Company by Riverside Group, Inc. on March 31, 2000. Interest accruing thereafter is payable on a quarterly basis. In addition, repayment of the remaining principal balance was deferred for one year, with quarterly principal payments commencing on April 1, 2001. As of December 30, 2000 the remaining principal balance was approximately $469,000, with accrued interest of $14,000.

   In early 2000 the Company entered into an agreement with Buildscape, Inc., an entity controlled by Riverside and Imagine, pursuant to which the Company and Buildscape, Inc. are jointly conducting a pilot internet distribution program.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   The following reports with respect to the Company filed under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 2000 were filed on a timely basis except that Annual Statements of Changes in Beneficial Ownership on Form 5 were inadvertently filed late on behalf of the Company's chairman, the Company's other officers and the Company's other directors.

                            AUDIT COMMITTEE REPORT

   The Board of Directors has adopted a charter, which details the responsibilities of the Audit Committee. The Audit Committee Charter was adopted by the Board of Directors in 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

   The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Committee also reviews the audited financial statements and recommends to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee is comprised of directors who are "independent" as that term is defined under the National Association of Securities Dealers, Inc. listing standards. The members of the Audit Committee are Messrs. Schultz (Chairman) and Ernest and Ms. Slacik.

   The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 30, 2000 with management and Deloitte & Touche, LLP ("D&T"), the Company's independent auditors. The Audit Committee has also discussed with D&T the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from D&T required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and D&T, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                          Frederick H. Schultz, Chairman

                                          Albert Ernest, Jr.

                                          Claudia B. Slacik

                     COMPARISON OF CUMULATIVE TOTAL RETURN

   The graph below compares the performance of Wickes Common Stock with the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Stock Market--U.S.") and with a Peer Group Index (as described below) by showing the cumulative total return, through December 31, 2000, an investor would have received on each from investing $100 in each on January 1, 1996 and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by Nasdaq of companies whose common stock is traded on Nasdaq and whose primary Standard Industrial Classification is Lumber and Other Building Materials: BMC West Corporation, National Home Centers, Inc., the Company and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.

                       [PERFORMANCE GRAPH APPEARS HERE]

                NASDAQ Market Index     Wickes Inc.     Customer Selected Stock
  12/29/95            100.00              100.00                 100.00
  12/31/96            124.27               82.50                  96.67
  12/31/97            152.00               65.00                  88.50
  12/31/98            214.39               85.00                  96.94
  12/31/99            378.12              107.50                  91.23
12/29/2000            237.66               82.50                  77.98

                        INDEPENDENT PUBLIC ACCOUNTANTS

   GENERAL. Deloitte & Touche, LLP ("D&T"), independent certified public accountants, has been selected by the Board of Directors and the Audit Committee of the Board of Directors to continue to serve the Company in that capacity for 2001. Representatives of D&T are expected to be present at the Meeting and can make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

   D&T continues to perform audit professional services for and on behalf of the Company. During 2000 services included the audit of the consolidated financial statements of the Company for the year ended December 30, 2000, and quarterly reviews of interim financial information as required by the Securities and Exchange Commission. D&T's unqualified opinion of the consolidated financial statements, along with the consolidated financial statements of the Company, are included in the Company's annual report to stockholders which accompanies this Proxy Statement.

   AUDIT FEES. The aggregate fees and expenses for professional services by D&T in connection with the audit of the Company's annual financial statements as of December 30, 2000 and for the required review of the Company's interim financial information included in the Company's Securities and Exchange Commission filings for the year 2000 was $273,000.

   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees incurred for these services for the year 2000.

   ALL OTHER FEES. The aggregate fees and expenses for all other professional services rendered by D&T for all other services rendered to the Company during the year ended December 30, 2000 was $326,500.

   The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by D&T is incompatible with maintaining D&T's independence as the Company's principal accountant.

                             APPROVAL OF AUDITORS

   The Board of Directors recommends approval of the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for the 2001 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

   The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

   Securities and Exchange Commission regulations permit stockholders to submit proposals for consideration at the Company's annual meetings of stockholders. Any such proposals for the Company's annual meeting of stockholders to be held in 2002 must be submitted in writing to the Company no later than December 28, 2001, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting. In addition, if any business should properly come before such Annual Meeting other than that which is stated in such proxy materials, then, if the Company does not receive notice of such matter by March 13, 2002, the persons designated in the Form of Proxy will have discretionary authority to vote or refrain from voting on such matter.

                                   FORM 10-K

   Upon written request, the Company will provide to each stockholder of record on April 6, 2001 a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. Requests should be directed to James
A. Hopwood, Vice President--Finance, 706 North Deerpath Drive, Vernon Hills, Illinois 60061.

                           EXPENSES OF SOLICITATION

   The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

   Stockholders are urged to specify their choices, date, sign and return the enclosed Proxy in the enclosed postage-paid envelope whether or not they plan to attend the Meeting. Stockholders present at the Meeting may revoke their Proxies and vote in person. Prompt response is helpful, and your cooperation will be appreciated.

                                                                      Exhibit A

                            AUDIT COMMITTEE CHARTER

   The Audit Committee shall consist of such number of independent directors, not less than three, as shall from time to time be prescribed by the Board of Directors. The majority of the Committee's members shall be comprised of individuals with a strong accounting or financial background. Neither committee members, nor any members of their immediate family, shall currently be or have been for at least three years prior to their appointment, officers of the Company or any of its affiliates or directors of any of its non-subsidiary affiliates. In addition, Committee members shall neither currently be nor have been during this period, employed by the Company or its affiliates.

   The Committee shall review, with management, the Company's independent public accountants and its internal auditors, upon completion of the audit, the annual financial statements of the Company, the independent public accountants' report thereon, the other relevant financial information to be included in the Company's Annual Report on Form 10-K. The Committee shall also review the Company's activities with respect to compliance with laws and regulations. After such reviews, the Committee shall report thereon to the Board of Directors.

   The Committee shall:

     (1) review recommendations made by the Company's independent public accountants and internal auditors with respect to the accounting methods and the system of internal control used by the Company, and shall advise the Board of Directors with respect thereto;

     (2) examine and make recommendations to the Board of Directors with respect to the scope of audits conducted by the Company's independent public accountants and internal auditors;

     (3) review reports from the Company's independent public accountants, internal auditors, and compliance office concerning compliance by management with governmental laws and regulations and with the Company's policies relating to business practices and procedures, ethics, conflicts of interest, perquisites and use of corporate assets.

   The Committee shall have direct oversight of the Company's independent public accountants and internal auditors and shall meet with either, as well as the compliance officer, without management present, whenever the Audit Committee shall deem it appropriate. The Company's independent public accountants are accountable to the Audit Committee, as well as the Board of Directors. The Committee shall review with the General Counsel of the Company the status of legal matters that may have a material impact on the Company's financial statements.

   Annually, the Committee shall make a recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the Company and to perform such other duties as the Board of Directors may from time to time prescribe. As part of such review of qualifications, the Committee shall consider matters having a bearing on the independent public accountant's independence.

   The Committee shall have the power to conduct or authorize special projects or investigations which the Committee considers necessary to discharge its duties and responsibilities. It shall have the power to retain independent outside counsel, accountants or others to assist in the conduct of any investigations and may utilize the Company's General Counsel, internal auditors or compliance officer for such purpose.

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PROXY


                                  WICKES INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 23, 2001

The undersigned hereby constitutes and appoints J. Steven Wilson and James A. Hopwood, and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), to vote all of the shares of Wickes Inc. owned by the undersigned on April 6, 2001 at the Annual Meeting of Stockholders of Wickes Inc. to be held at the executive offices of the Company located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061 on Wednesday, May 23, 2001 at 10:00 a.m., Central Day-light Time (including adjournments), with all powers that the undersigned would possess if personally present.


                          (Continued on Reverse Side)

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                            . FOLD AND DETACH HERE .

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Please mark
your votes as  [X]
indicated in
this example


The Board recommends a vote FOR each nominee and proposal.

1. Election of Directors:

WITH AUTHORITY             [_]         WITHHOLD              [_]
to vote for all nominees               AUTHORITY
listed (except as marked               to vote for
to the contrary).                      all nominees listed.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

                                   Nominees:
                              Albert Ernest, Jr.
                               William H. Luers
                               Claudia B. Slacik


2. To approve the appointment of Deloitte & Touche LLP as independent auditors for the Company.

                      FOR        AGAINST        ABSTAIN
                      [_]          [_]            [_]



I plan to attend this meeting     [_]

Should any other matter requiring a vote of the Stockholders arise, the above-named Proxy Agents, and each of them, are authorized to vote the shares repre-sented by this Proxy as their judgment indicates is in the best interest of Wickes Inc.

IMPORTANT: Please date this proxy and sign exactly as your name or names ap-pear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative ca-pacity should give their full titles.


-------------------------------------------------------------------------------
Signature of Stockholder

-------------------------------------------------------------------------------
Signature of Stockholder

Dated:                                        , 2001
      ---------------------------------------

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

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                           . FOLD AND DETACH HERE .

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To Our Stockholders:

Whether or not you are able to attend our 2001 Annual Meeting of Stockholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the proxy provided above, detach it at the perforation, and mail it in the enclosed postage paid envelope.

We look forward to receiving your voted proxy at your earliest convenience.